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                                                                  Exhibit 23.4



                                    CONSENT




     I, James A. Johnson, hereby consent to be named as a director of The Goldman Sachs Group, Inc., a Delaware corporation (the "Company"), in the Company's three registration statements on Form S-1 (including any and all amendments or supplements thereto), bearing File No. 333-74449, File No. 333-75213 and File No. 333-75321, respectively.


Dated: April 8, 1999


                                             /s/ James A. Johnson
                                             ---------------------------
                                             James A. Johnson